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                                                                  Exhibit (p)(2)

                   Mercantile-Safe Deposit and Trust Company
                         as Investment Adviser to the
                             M.S.D.&T. Funds, Inc.

                                CODE OF ETHICS

I.    PREAMBLE.
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Certain officers, directors and employees of Mercantile-Safe Deposit and Trust
Company (the "Adviser") may in varying degrees participate in or be aware of decisions made to implement the investment policies of M.S.D.&T. Funds, Inc., a registered investment company (the "Funds"). The Adviser's relationship to the Funds mandates adherence to the highest standards of conduct and integrity. This Code of Ethics (this "Code") is intended to ensure adherence to such standards, and compliance with the provisions of Rule 17j-1 under the Investment Company Act of 1940 relating to the securities activities of advisory personnel who perform services for investment companies regulated under that Act.

II.   APPLICABILITY.
      -------------

The provisions of this Code apply to all access persons (as defined below) of the Adviser.

III.  DEFINITIONS.
      -----------

      A. "Access Person" means any director, officer or advisory person of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any Fund; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to any Fund.

      B.  "Act" means the Investment Company Act of 1940.

      C.  "Advisory Person" of the Adviser means:

          1. Any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sales; and

          2. Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any Fund with regard to the purchase or sale of a security.
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     D.   "Beneficial Ownership" of a security means a direct or indirect pecuniary interest in the security.

          (a) A direct pecuniary interest is the opportunity, directly or indirectly to profit, or to share the profit, from the transaction.

          (b) An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the SEC rules to include securities held by members of your immediate family who share in the same household; securities held by a partnership of which you are a general partner; securities by a trust of which you are a settlor if you can revoke the trust, or a beneficiary if you have or share investment control with a trustee; and equity securities which may be acquired on an exercise of an option or other right, or through conversion.

     E. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     F.   "SEC" means the Securities and Exchange Commission.

     G. "Security" means all registered and unregistered securities (including options, warrants and other rights), except that it does not include securities issued by the United States Government, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     H. "Security held or to be acquired by any Fund" means any security which, within the most recent 15 days:

          1.   Is or has been held by any Fund, or

          2. Is being or has been considered by any Fund or the Adviser for purchase by a Fund.

IV.  STANDARDS OF CONDUCT.

     A.   Legal Requirement.
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          It is unlawful for any access person, in connection with the purchase or sale of a security held or to be acquired by any fund:

          1.   To employ any device, scheme or artifice to defraud any Fund;

          2. To make to any Fund any untrue statement of a material fact or omit to state to any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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          3.   To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

          4.   To engage in any manipulative practice with respect to any Fund.

     B.   Specific Prohibited Transactions:
          --------------------------------

          1. Disclosure of Material Positions or Recent Trading. At no time may any access person recommend the holding, purchase or sale of any security by any Fund without first disclosing the existence of any material (in relationship to personal financial circumstances) position (long or short) in such security held by, or recent trading in such security by, any such access person. Such disclosure shall be made to Dennis Kreiner or an officer designated by him.

V.   REPORTING REQUIREMENTS
     ----------------------

     A.   Requirement. In order to reasonably assure that the Advisor has
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          adequate information to enable it to determine whether the foregoing standards of conduct are being observed by its access persons, except as otherwise provided herein, every access person shall make a report containing the information described in Section V(B) to Dennis Kreiner or an officer designated by him with respect to each transaction in any security in which such access person has, or by reason of such transaction acquires, beneficial ownership. Dennis Kreiner or an officer designated by him shall identify all access persons who are under a duty to make such reports and shall inform such persons of such duty.

     B.   Report.  Each report required to be made hereunder by an access person
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          shall be in the form attached hereto as Exhibit A and shall be delivered by the access person, whether or not a reportable securities transaction occurred during the quarterly period covered by the report, to Dennis Kreiner or an officer designated by him not later than 10 days after the end of each calendar quarter.

     C.   Exception.  Notwithstanding Paragraph V(A), no person shall be
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          required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

     D.   Review, Investigation and Record Maintenance.  Dennis Kreiner or an
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          officer designated by him shall:

          1. Review all reports required to be made by access persons pursuant to this Code;

          2. Promptly investigate any failure to submit reports as required by this Code and any reported securities transaction that may have been inconsistent with the provisions of this Code;

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          3.   Submit periodic status reports with respect to each investigation made pursuant to subparagraph (b) above to the Chairman of the Adviser;

          4. Maintain for periods required by applicable law, including Rule 17j-1 under the Act, copies of this Code (and all amendments hereto), the names of all persons required to make reports hereunder, each report submitted by such persons and records of any violation of this Code and of any action taken as a result of such violation; and

          5. In connection with the annual review of the Adviser's investment advisory contract by each Fund's board of directors, report to such board of directors on matters related to compliance with this Code.

VI.   SANCTIONS.  Violations of this Code or any provision hereof shall be
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grounds for appropriate sanctions, including dismissal.  All material violations of this Code and any sanctions imposed with respect hereto shall be reported to the governing Boards of the Funds.

VII.  INTERPRETATIONS.  Any questions regarding the applicability, meaning or
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administration of the Code shall be referred by the person concerned in advance of any contemplated transaction to Dennis Kreiner or to an officer designated by him.

VIII. ACCEPTANCE.  Each access person shall receive a copy of this Code and any
      ----------
amendments thereto. Each officer and employee of the Adviser to whom this Code is applicable shall sign a statement that he has read this Code and will abide by it. The signed statement shall be kept in the files of the Adviser. A form of the statement is attached hereto as Exhibit B.

IX.   EFFECTIVE DATE.  The provisions of this Code shall be effective on and
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after July 1, 1991, and amendments shall become effective when promulgated.

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                   Mercantile-Safe Deposit and Trust Company
                         As Investment Adviser to the
                             M.S.D.&T. Funds, Inc.

                         Securities Transaction Report

                 For the Calendar Quarter Ended June 30, 1994


To:  Dennis Kreiner

During the quarter referred to above, the following securities transactions were effected to my "personal accounts" (as defined in Mercantile-Safe Deposit and Trust Company's Code of Ethics as Adviser to the M.S.D.&T. Funds Inc.):







                                      Number of                                 Nature of
                                      shares or                                Transaction
                      Date of         Principal        Dollar Amount of      (Purchase, Sale,               Broker/Dealer or Bank
     Security       Transaction        Amount             Transaction             Other)        Price      Through Which Effected
------------------------------------------------------------------------------------------------------------------------------------


This report (1) excludes transactions with respect to which I had no direct or indirect influence or control, (2) excludes other transactions not required to be reported under the Code of Ethics (including transactions in which my personal accounts did not have, or by reason of the transaction acquire, any direct or indirect beneficial ownership of a security), and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

The undersigned hereby certifies that he or she has read and will abide by the Code of Ethics dated as of July 1, 1991, or as subsequently amended, and that he or she knows such failure may constitute a violation of federal and state securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that failure to observe the provisions of said Code shall be a basis for any appropriate sanction, including dismissal.

          Date:  _______________              Signature:________________________

                                              Printed Name:_____________________

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                                   Exhibit B

                      STATEMENT REGARDING CODE OF ETHICS

The undersigned hereby certifies that he or she has read and will abide by the Code of Ethics, and that he or she knows such failure may constitute a violation of federal and state securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that failure to observe the provisions of said Code shall be a basis for any appropriate sanction, including dismissal.



Date:_________________________              ____________________________________
                                                               Name

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                          ADDENDUM TO CODE OF ETHICS
                              FOR ACCESS PERSONS
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     The purpose of the Code is to prevent abuses that can arise from personal securities holdings and transactions by persons who make recommendations or decisions concerning securities held or acquired by the Fund or who in the regular course of their duties have access to information about Fund holdings and transactions. Only a few of you will be involved in the recommendation or decision process. Most have been included as "access persons" only because you may, from time to time, have information about the composition of the Fund's portfolio. In considering how to avoid conflicts in your personal holdings and securities transactions, you should apply judgment and common sense as to whether particular holdings or transactions could affect the exercise of your judgment on behalf of the Fund (or impact the value of the Fund's portfolio) at times when you make Fund recommendations or decisions or when you have information about Fund holdings or transactions, in light of your particular degree of responsibility for and knowledge of such holdings or transactions. Personal transactions which may not be abusive include transactions for your benefit which you do not control (so-called "nonvolitional" transactions), transactions where any potential harm to the Fund is remote because the securities are traded in a "highly institutional" market, or transactions that are not related economically to the securities to be purchased, sold or held by the Fund. Company counsel will be available to assist you in these matters and with the reporting process.

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